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                                                                      EXHIBIT 99




                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in the Registra tion Statements of Bryn Mawr Bank Corporation on Form S-8 (File 033-12715 and 33-61881) of our report dated January 16, 1997 on our audits of the consolidated financial statements of Bryn Mawr Bank Corporation as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.

                                       COOPERS & LYBRAND, L.L.P.

2400 Eleven Penn Center
Philadelphia, PA
March 27, 1996